UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2016
Kemper Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Kemper Corporation ("Company") was held on Wednesday, May 4, 2016 in Chicago, Illinois to vote on three proposals, for which the final voting results were as follows:

Proposal 1:    Election of Directors.

Shareholders elected each of the seven nominees for director:

Nominees	For	Against	Abstain	Broker Non-Votes
George N. Cochran	41,666,950	283,463	116,996	5,346,480
Kathleen M. Cronin	41,654,811	299,796	112,802	5,346,480
Douglas G. Geoga	41,645,078	307,569	114,762	5,346,480
Robert J. Joyce	41,663,190	295,274	108,945	5,346,480
Joseph P. Lacher, Jr.	41,716,438	247,501	103,470	5,346,480
Christopher B. Sarofim	41,605,406	332,065	129,938	5,346,480
David P. Storch	37,260,327	4,696,022	111,060	5,346,480

Proposal 2:    Advisory vote on the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accountant for 2016.

Shareholders ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accountant for 2016:

For	Against	Abstain	Broker Non-Votes
46,929,667	249,150	235,072	—

Proposal 3:    Approval of the material terms of the performance goals under the Company's 2011 Omnibus
Equity Plan.

Shareholders approved the material terms of the performance goals under the Company's 2011 Omnibus Equity Plan:

For	Against	Abstain	Broker Non-Votes
39,763,454	1,974,625	329,330	5,346,480

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	May 5, 2016	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Senior Vice President, Secretary and General Counsel